EXHIBIT NO. 3

                Agreement By and Between Mintz & Fraade, P.C. and
                   Frederick M. Mintz and Scantek Medical Inc.




                                    AGREEMENT
                                 BY AND BETWEEN
                              MINTZ & FRAADE, P.C.,
                             and FREDERICK M. MINTZ
                                       AND
                              SCANTEK MEDICAL INC.


     This Agreement is entered into as of the 15th day of December, 2000 by and between Mintz & Fraade, P.C. (the "Law Firm"), a law firm, and Frederick M. Mintz (the "Attorney"), both located at 488 Madison Avenue, New York, New York 10022, Tel: 212-486-2500, Fax: 212-486-0701 and Scantek Medical Inc. (the
"Company"), a Delaware corporation with its principal offices located at 321 Palmer Road, Denville, NJ 07834, Tel: 973-366-5250, Fax: 973-328-3068.

                               W I T N E S S E T H

     WHEREAS, the Law Firm has substantial outstanding fees due from the Company for services rendered through November 1, 2000, (the "Outstanding Bills"), and has continued to render legal services after November 1, 2000; and

     WHEREAS, the Outstanding Bills have remained unpaid; and

     WHEREAS, the parties hereto have agreed that 120,000 shares of the Company's common stock will be issued to the Attorney and the debt to the Law Firm will be reduced by Thirty Thousand ($30,000) Dollars;


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


     NOW THEREFORE, the parties hereby agree as follows:

1. In partial satisfaction of the Outstanding Bills through November 1, 2000, the Law Firm agrees to accept and the Company agrees to issue to the Attorney 120,000 shares of the Company's common stock which Shares shall be registered by the Company in a Form S-8 Registration Statement with the Securities and Exchange Commission.

2. The Law Firm agrees to reduce the Outstanding Bills by $30,000.

3. The Board of Directors of the Company voted to approve the terms contained herein including, but not limited to, the issuance of 120,000 shares of the Company to the Attorney.

4. This Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, signed by all of the parties to this Agreement.

5. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Agreement and the intents and purposes hereof.

6. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any rights hereunder or under any other agreement or paper signed by them with respect to the subject matter hereof, unless such waiver is in writing and signed by the party waiving such right.


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



Except as otherwise specifically provided for hereunder, no delay or omission by either party in exercising any right with respect to the subject matter hereof shall be construed as a bar to, or a waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument or paper, will be cumulative, and may be exercised separately or concurrently.

7. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings. This Agreement shall be binding upon each of us, and upon our heirs, executors, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                                 Scantek Medical Inc.

                                                 By:  /s/ ZSIGMOND L. SAGI
                                                    ----------------------------
                                                    Title: President


                                                    Mintz & Fraade, P.C.


                                                 By:   /s/ FREDERICK M. MINTZ
                                                     ---------------------------
                                                     Frederick M. Mintz


                                                       /s/ FREDERICK M. MINTZ
                                                     ---------------------------
                                                      Frederick M. Mintz




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